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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement No. 333-____ on Form S-8 of our report dated April 3, 1998, except for
Note 7 which is dated as May 21, 1998, relating to the financial statements of Donohue Meehan Publishing Company, which is incorporated by reference in the Penton Media, Inc.'s Registration Statement on Form S-1 dated August 5, 1998. We also consent to the references to us under the headings "Experts" in the S-1 Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio

August 24, 1998